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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-3 of our report dated March 14, 1996, except as to the pooling of interests with Electric Laboratories and Sales Corporation and ELASCO Agency Sales, Inc., which is as of April 26, 1996, Panhandle Pipe and Supply Co., Inc., which is as of December 11, 1996, Sunbelt Supply Co., which is as of December 30, 1996 and Metals Incorporated, Stainless Tubular Products, Inc. and Metals Inc. -- Gulf Coast Division, which is as of January 24, 1997, relating to the supplemental consolidated financial statements of Hughes Supply, Inc., which appears in such Prospectus. We also consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 of our report dated March 14, 1996, except as to the pooling of interests with Electric Laboratories and Sales Corporation and ELASCO Agency Sales, Inc., which is as of April 26, 1996, relating to the consolidated financial statements of Hughes Supply, Inc. which appears in the Company's Registration Statement on Form S-3 (File No. 333-15675). We also consent to the reference to us under the heading "Experts" in such Prospectus.

Price Waterhouse LLP
Orlando, Florida
February 12, 1997